POWER OF ATTORNEY

	Know all men by these presents, that the undersigned hereby constitutes  and appoints each of Bancroft S. Gordon and his successor as Secretary of Marriott
International, Inc. (the "Company"), Edward A. Ryan and his successor as the
Company's General Counsel, W. David Mann and his successor as the Company's
Senior Vice President and Associate General Counsel, and Ward R. Cooper and his
successor as the Company's Assistant General Counsel for Corporate Governance
the undersigned's true and lawful attorney-in-fact to:

       	(1)	execute for and on behalf of the undersigned, in the
  undersigned's capacity as an officer of Marriott International, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

       	(2)	do and perform any and all acts for and on behalf of the
  undersigned which may be necessary or desirable to execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

		(3) take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by suchattorney-in-fact on behalf of the undersigned pursuant to this Power of Attorneyshall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact, acting individually, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all thatsuch attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company's Secretary.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10 day of May 2013.

				Signature:       /s/ Frederick Henderson
				Printed name:	Frederick Henderson